UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 28, 2009
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other	(Commission	(IRS Employer
jurisdiction	File No.)	Identification No.)
of incorporation)

1000 Sagamore Parkway South
Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
     On May 28, 2009, Wabash National Corporation (the “Company”) entered into a First Amendment to Forbearance Agreement and Fourth Amendment to Second Amended and Restated Loan and Security Agreement (the “Amendment”) with the lenders under the Company’s Second Amended and Restated Loan and Security Agreement (the “Revolving Credit Facility”).
     As previously disclosed, on April 28, 2009, the Company entered into a Forbearance Agreement and Third Amendment to Second Amended and Restated Loan and Security Agreement (the “Forbearance Agreement”), whereby the lenders under the Revolving Credit Facility agreed, among other things, to refrain from accelerating maturity of the Revolving Credit Facility due to specified existing or anticipated events of default (the “Existing and Anticipated Events of Default”) through the earlier of May 29, 2009 or the occurrence or existence of any event of default other than the Existing and Anticipated Events of Default.
     Pursuant to the Amendment, the lenders under the Revolving Credit Facility have agreed to continue to refrain from accelerating maturity of the Revolving Credit Facility due to the Existing and Anticipated Events of Default through the earlier of July 31, 2009 or the occurrence or existence of any event of default other than the Existing and Anticipated Events of Default.
     In addition to a sixty day extension of the forbearance period, pursuant to the Amendment, the lenders under the Revolving Credit Facility agreed, among other things, to reduce the previously established availability reserve from $22.5 million to $17.5 million through July 31, 2009 and to decrease the borrowing availability of eligible accounts receivable from 90% to 85%.
     Pursuant to the terms of the Amendment, (i) the parties agreed to increase the applicable margin interest rate on the base rate portion of the revolving credit loans from 2.25% to 2.75% and on the LIBOR rate portion of the revolving credit loans from 3.75% to 4.25%, (ii) the Company is required to provide the administrative agent under the Revolving Credit Facility, by the third business day of each calendar week from and after May 28, 2009, a report setting forth a 13-week cash flow forecast for the Company and its subsidiaries as well as a comparison of the actual and projected cash flow statements for the immediately preceding calendar week, and (iii) on or before June 15, 2009, the Company is required to deliver to the administrative agent a written report, in form and substance satisfactory to the administrative agent, updating the lenders on the status of its evaluation of strategic business alternatives.
     During the forbearance period, as extended by the Amendment, the Company expects to continue negotiations with its lenders on the terms of a comprehensive amendment to the Revolving Credit Facility.
     A copy of the Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated in this report by reference. The description of the Amendment contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Amendment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	First Amendment to Forbearance Agreement and Fourth Amendment to Second Amended and Restated Loan and Security Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: June 1, 2009	By:	/s/ Robert J. Smith
Robert J. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Forbearance Agreement and Fourth Amendment to Second Amended and Restated Loan and Security Agreement.